                                                                 EXHIBIT (16)(b)

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                           (collectively, the "Funds")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations  and trusts,  do  hereby  certify  that  the  following  is a true  copy  of  certain resolutions  adopted by the Board of Directors or Trustees,  as appropriate,  of the  above-referenced  corporations  and trusts on March 8, 2007,  and that such resolutions  have not been rescinded or modified and are not  inconsistent  with the  Certificate  of  Incorporation,  Declaration  of  Trust  or  Bylaws  of the
corporations or trusts.

WHEREAS:
o    Pursuant to a duly-executed Power of Attorney, certain director/trustee and officers of American Century Investment Trust,  American Century California
     Tax-Free and Municipal  Funds,  American Century Target  Maturities  Trust,
     American Century Municipal Trust, American Century Government Income Trust,
     American  Century   Quantitative   Equity  Funds,  Inc.,  American  Century
     International Bond Funds, and American Century Variable Portfolios II, Inc.
     (collectively,  the "Funds")  have  appointed  David C. Tucker,  Charles A.
     Etherington,  David H. Reinmiller,  Janet A. Nash, Brian L. Brogan, Otis H.
     Cowan, Ryan L. Blaine,  Christine J. Crossley,  Kathleen Gunja Nelson,  and
     Daniel  K.  Richardson,   each  of  them  singly,  their  true  and  lawful
     attorneys-in-fact,  with full power of substitution, and with full power to each,  for the purpose of signing on their behalf  registration  statements and other documents of the Funds for the purpose of complying with all laws relating to the sale of  securities  of the Funds and to do all such things in their names and on their behalf in connection therewith.

o    Such  attorneys-in-fact  may, from time to time, sign documents,  including
     registration   statements  and  amendments  thereto,  on  behalf  of  those directors and officers who have appointed them.

RESOLVED, that the directors/trustees hereby authorize such attorneys-in-fact to
sign  the  documents  of  the  Funds,  including  registration   statements  and
amendments  thereto,  pursuant  to the Powers of  Attorney  so  executed  by the directors/trustees and officers of the Funds.

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand this 13th day of March,
2007.

                                         /s/ Ward D. Stauffer
                                         ---------------------------------------
                                         Ward D. Stauffer
                                         Secretary